Exhibit 99.1

UWM Holdings Corporation Announces
Third Quarter 2022 Results
UWM is America's #1 Overall Mortgage Lender in the Third Quarter
$325.6 million in 3Q22 Net Income
Third Quarter Loan Origination Volume of $33.5 billion, including Purchase Volume of $27.7 billion
PONTIAC, MI, November 4, 2022 - UWM Holdings Corporation (NYSE: UWMC) (the "Company"), the publicly traded indirect parent of United Wholesale Mortgage (“UWM”), today announced its results for the third quarter ended September 30, 2022. UWM, historically the #1 wholesale and #1 purchase mortgage originator in America, overtook Rocket Mortgage to become the #1 overall mortgage originator in the third quarter. The Company reported 3Q22 net income of $325.6 million and diluted earnings per share of $0.13. Total loan origination volume for the quarter was $33.5 billion, which included $27.7 billion in purchase volume. Net income for the third quarter was inclusive of a $236.8 million increase in fair value of MSRs.

Mat Ishbia, Chairman and CEO of UWMC, said, "The results of the third quarter speak for themselves. The momentum of the broker channel is accelerating. I have never been more proud of our team members and the broker community than I am today. Being #1 is amazing for UWM, but probably even more amazing for all mortgage brokers throughout America. It is validation that mortgage brokers are the best place for consumers to get a loan and for loan officers to work, and that our singular focus on helping brokers win was the right strategic decision. Winning this championship will be celebrated, however we realize that much work remains to help brokers continue to thrive and for UWM to continue to win with them."

Third Quarter 2022 Financial Highlights

•Originations of $33.5 billion in 3Q22, compared to $29.9 billion in 2Q22 and $63.0 billion in 3Q21
•Purchase originations of $27.7 billion in 3Q22, the best purchase quarter in UWM's history, and a 24% increase compared to $22.4 billion in 2Q22 and a 5% increase compared to $26.5 billion in 3Q21
•Net income of $325.6 million in 3Q22 compared to $215.4 million of net income in 2Q22 and $329.9 million of net income in 3Q21; YTD through 3Q22, net income of approximately $1 billion
•Total gain margin of 52 bps in 3Q22 compared to 99 bps in 2Q22 and 94 bps in 3Q21
•Total equity of $3.4 billion at September 30, 2022, compared to $3.2 billion at June 30, 2022 and $3.0 billion at September 30, 2021
•Unpaid principal balance of MSRs of $306.0 billion with a WAC of 3.44% at September 30, 2022, compared to $308.1 billion with a WAC of 3.19% at June 30, 2022, and $284.9 billion with a WAC of 2.95% at September 30, 2021
•Ended 3Q22 with approximately $2.9 billion of available liquidity, including $860.8 million of cash and self-warehouse, and $2.0 billion of available borrowing capacity, which includes $1.5 billion under a line of credit secured by agency MSRs

Production and Income Statement Highlights (dollars in thousands, except per share amounts)

	Q3 2022	Q2 2022	Q3 2021
Loan origination volume(1)	$33,464,480	$29,881,809	$63,004,342
Total gain margin(1)(2)	0.52%	0.99%	0.94%
Net income	$325,610	$215,445	$329,857
Diluted EPS	0.13	0.09	0.16
Adjusted diluted EPS(3)	0.16	0.10	N/A
Adjusted net income(3)	252,543	165,274	254,805
Adjusted EBITDA(3)	(1,392)	94,994	290,382

(1)Key operational metric (see discussion below)
(2)Represents total loan production income divided by loan origination volume
(3)Non-GAAP metric (see discussion and reconciliations below)
Balance Sheet Highlights as of Period-end (dollars in thousands)

	Q3 2022	Q2 2022	Q3 2021
Cash and cash equivalents	$799,534	$958,656	$950,910
Mortgage loans at fair value	5,341,217	5,332,383	11,736,642
Mortgage servicing rights	4,305,686	3,736,359	2,900,310
Total assets	11,890,083	11,016,910	16,480,950
Non-funding debt (1)	2,146,157	2,153,795	1,580,144
Total equity	3,392,033	3,223,902	2,994,028
Non-funding debt to equity (1)	0.63	0.67	0.53

(1)Non-GAAP metric (see discussion and reconciliations below)

Mortgage Servicing Rights (dollars in thousands)

	Q3 2022	Q2 2022	Q3 2021
Unpaid principal balance	$306,016,670	$308,093,311	$284,918,293
Weighted average interest rate	3.44%	3.19%	2.95%
Weighted average age (months)	14	13	8
Technology and Loan Product Launches
•Multiple new loan products in Q3, including temporary rate buydowns, standalone and piggyback HELOCs, and expanded jumbo ARM offerings
•TRAC (Title Review and Closing), a new process for title work and closing that increases speed-to-close and decreases borrower costs typically associated with the lender's title policy
•UClose 3.0, a major enhancement to our client closing platform that offers hybrid and virtual closings, giving borrowers the ability to close anywhere and anytime on any device
•UWM Partner Academy, an online Learning Management System (LMS), available to UWM partners at no cost. This LMS offers a library of mortgage-related tutorial videos and quizzes. The platform assists our clients in training new loan officers as well as sharpening the skills and knowledge of more experienced loan officers

Operational Highlights
•Averaged an Application to Clear to Close of approximately 17 business days in 3Q22, about twice as fast as the industry, which management estimates to be at an average of 44 days1 during 2Q22
•Achieved Net Promoter Score of +88.4 in 3Q22, up from +87.0 in 3Q21
•Our 0.71% 60+ days delinquency and our 0.55% forbearance rates, as of September 30, 2022, are significantly better than the industry averages of 1.7%2 and 0.69%,3 respectively, highlighting our strong credit quality
•Celebrated National Mortgage Brokers Day on July 18th by hosting 100 independent mortgage brokers at the New York Stock Exchange to ring the closing bell and educate consumers that mortgage brokers are the fastest, easiest and cheapest way to get a mortgage
Product and Investor Mix - Unpaid Principal Balance of Originations (dollars in thousands)

Purchase:	Q3 2022	Q2 2022	Q3 2021
Conventional	$19,246,298	$14,891,850	$18,633,123
Jumbo	854,925	1,718,616	3,368,094
Government	7,592,116	5,773,192	4,472,931
Total Purchase	$27,693,339	$22,383,658	$26,474,148

Refinance:	Q3 2022	Q2 2022	Q3 2021
Conventional	$3,935,550	$5,335,495	$31,353,081
Jumbo	195,464	382,393	2,244,459
Government	1,640,127	1,780,263	2,932,654
Total Refinance	$5,771,141	$7,498,151	$36,530,194
Total Originations	$33,464,480	$29,881,809	$63,004,342
Mat Ishbia, Chairman and CEO of UWMC also said, “UWM has never been better positioned than we are today. Our technology is the best it has ever been, our service levels and client satisfaction are at all-time highs, our clients are winning in today's purchase environment and our team members are thriving in a culture where they don't worry about layoffs and can instead focus on their own growth and serving the broker community.”
Fourth Quarter 2022 Outlook
We anticipate fourth quarter production to be in the $19-$26 billion range, with gain margin from 40 to 70 basis points.
Dividend
Subsequent to September 30, 2022, for the eighth consecutive quarter, the Company's Board of Directors declared a cash dividend of $0.10 per share on the outstanding shares of Class A common stock. The dividend is payable on January 10, 2023, to stockholders of record at the close of business on December 9, 2022. Additionally, the Board approved a proportional distribution to SFS Corp., which is payable on January 10, 2023.
Earnings Conference Call Details
As previously announced, the Company will hold a conference call for financial analysts and investors on Friday, November 4, at 10:00 AM ET to review the results and answer questions. Interested parties may register for a toll-free dial-in number by visiting:
•https://conferencingportals.com/event/YModynrv
Please dial in at least 15 minutes in advance to ensure a timely connection to the call. Audio webcast, taped replay and a transcript will be available on the Company's investor relations website at https://investors.uwm.com/.
Key Operational Metrics
“Loan origination volume” and “Total gain margin” are key operational metrics that the Company's management uses to evaluate the performance of the business. “Loan origination volume” is the aggregate principal of the residential mortgage loans originated by the Company during a period. “Total gain margin” represents total loan production income divided by loan origination volume for the applicable periods.

_____________________________
1 Source: ICE Mortgage Technology; 2 Source: CoreLogic (As of July 2022); 3 Source: Mortgage Bankers Association.

Non-GAAP Metrics
The Company's net income for periods prior to the first quarter of 2021 does not reflect a significant income tax provision, since UWM (the Company's accounting predecessor) is a pass-through entity not subject to federal and most state income taxes. For periods commencing with the first quarter of 2021, the Company's net income does not reflect the income tax provision that would otherwise be reflected if 100% of the economic interest in UWM was owned by the Company. Therefore, for comparison purposes, the Company provides “Adjusted net income,” which is our pre-tax income adjusted for a 23.56% estimated annual effective tax rate. “Adjusted net income” is a non-GAAP Metric. "Adjusted diluted EPS" is defined as "Adjusted net income" divided by the weighted average number of shares of Class A common stock outstanding for the applicable period, assuming the exchange and conversion of all outstanding Class D common stock for Class A common stock, and is calculated and presented for periods in which the assumed exchange and conversion of Class D common stock to Class A common stock is anti-dilutive to EPS.
We also disclose Adjusted EBITDA, which we define as earnings before interest expense on non-funding debt, provision for income taxes, depreciation and amortization, stock-based compensation expense, the change in fair value of MSRs due to valuation inputs or assumptions, the impact of non-cash deferred compensation expense, the change in fair value of the Public and Private Warrants, the change in Tax Receivable Agreement liability and the change in fair value of retained investment securities. We exclude the change in Tax Receivable Agreement liability, the change in fair value of the Public and Private Warrants, the change in fair value of retained investment securities, and the change in fair value of MSRs due to valuation inputs or assumptions, as these represent non-cash, non-realized adjustments to our earnings, which is not indicative of our performance or results of operations. Adjusted EBITDA includes interest expense on funding facilities, which are recorded as a component of interest expense, as these expenses are a direct operating expense driven by loan origination volume. By contrast, interest expense on non-funding debt is a function of our capital structure and is therefore excluded from Adjusted EBITDA.

In addition, we disclose “non-funding debt” and the “Non-funding debt to equity ratio” as a non-GAAP metric. We define “Non-funding debt” as the total of the Company's senior notes, lines of credit, borrowings against investment securities, equipment note payable, and finance leases and the “Non-funding debt to equity ratio” as total non-funding debt divided by the Company’s total equity.

Management believes that these non-GAAP metrics provide useful information to investors. These measures are not financial measures calculated in accordance with GAAP and should not be considered as a substitute for any other operating performance measure calculated in accordance with GAAP, and may not be comparable to a similarly titled measure reported by other companies.

The following tables set forth the reconciliations of these non-GAAP financial measures to their most directly comparable financial measure calculated in accordance with GAAP (dollars in thousands, except per share amounts):

Adjusted net income	Q3 2022	Q2 2022	Q3 2021
Earnings before income taxes	$330,381	$216,214	$333,340
Impact of estimated annual effective tax rate of 23.56%	(77,838)	(50,940)	(78,535)
Adjusted net income	$252,543	$165,274	$254,805

Adjusted diluted EPS	Q3 2022	Q2 2022
Diluted weighted average Class A common stock outstanding	92,571,886	92,533,620
Assumed pro forma conversion of Class D common stock (1)	1,502,069,787	1,502,069,787
Adjusted diluted weighted average shares outstanding (1)	1,594,641,673	1,594,603,407

Adjusted net income	$252,543	$165,274
Adjusted diluted EPS	0.16	0.10

(1) Reflects the pro forma exchange and conversion of antidilutive Class D common stock to Class A common stock.

Adjusted EBITDA	Q3 2022	Q2 2022	Q3 2021
Net income	$325,610	$215,445	$329,857
Interest expense on non-funding debt	29,786	29,692	22,034
Provision for income taxes	4,771	769	3,483
Depreciation and amortization	11,426	11,181	9,034
Stock-based compensation expense	1,986	1,676	2,126
Change in fair value of MSRs due to valuation inputs or assumptions	(373,232)	(176,456)	(61,477)
Deferred compensation, net	(8,468)	3,125	(5,965)
Change in fair value of Public and Private Warrants	(755)	(2,850)	(12,110)
Change in Tax Receivable Agreement liability	—	2,500	3,400
Change in fair value of investment securities	7,484	9,912	—
Adjusted EBITDA	$(1,392)	$94,994	$290,382

Non-funding debt and non-funding debt to equity	Q3 2022	Q2 2022	Q3 2021
Senior notes	$1,983,099	$1,982,103	$1,484,370
Borrowings against investment securities	114,875	118,786	32,560
Equipment note payable	1,266	1,536	2,343
Finance lease liability	46,917	51,370	60,871
Total non-funding debt	$2,146,157	$2,153,796	$1,580,144
Total equity	$3,392,033	$3,223,902	$2,994,028
Non-funding debt to equity	0.63	0.67	0.53
Cautionary Note Regarding Forward-Looking Statements

This press release and our earnings call include forward-looking statements. These forward-looking statements are generally identified by the use of words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict” and similar words indicating that these reflect our views with respect to future events. Forward-looking statements in this press release and our earnings call include statements regarding: (1) our position amongst our competitors and ability to capture market share; (2) growth of the wholesale and broker channels, the impact of our strategies on such growth and the benefits to our business of such growth; (3) our growth to remain the leading mortgage lender, and the timing and drivers of that growth; (4) the benefits and liquidity of our MSR portfolio; (5) our beliefs related to the amount and timing of our dividend; (6) our “Game On” strategy and its impact on our business and industry; (7) our foundation and strategies for success and growth and the drivers of that growth; (8) our expectations related to production and margin in the fourth quarter; (9) our “All-In” initiative and its impact on our business and industry; (10) our performance in shifting market conditions and the comparison of such performance against our competitors; (11) our ability to produce results at or above prior levels and strategies for producing such results; (12) our position and ability to capitalize on opportunities and the impacts to our results;; (13) our investments in technology and the impact to our operations and financial results; and (14) our purchase production and product mix. These statements are based on management’s current expectations, but are subject to risks and uncertainties, many of which are outside of our control, and could cause future events or results materially differ from those stated or implied in the forward-looking statements, including (i) UWM’s dependence on macroeconomic and U.S. residential real estate market conditions, including changes in U.S. monetary policies that affect interest rates; (ii) UWM’s reliance on its warehouse facilities and the risk of a decrease in the value of the collateral underlying certain of its facilities causing an unanticipated margin call; (iii) UWM’s ability to sell loans in the secondary market; (iv) UWM’s dependence on the government-sponsored entities such as Fannie Mae and Freddie Mac; (v) changes in the GSEs’, FHA, USDA and VA guidelines or GSE and Ginnie Mae guarantees; (vi) UWM’s dependence on Independent Mortgage Advisors to originate mortgage loans; (vii) the risk that an increase in the value of the MBS UWM sells in forward markets to hedge its pipeline may result in an unanticipated margin call; (viii) UWM’s inability to continue to grow, or to effectively manage the growth of its loan origination volume; (ix) UWM’s ability to continue to attract and retain its Independent Mortgage Advisor relationships; (x) UWM’s ability to implement technological innovation; (xi) UWM’s ability to continue to comply with the complex state and federal laws, regulations or practices applicable to mortgage loan origination and servicing in general; and (xii) other risks and uncertainties indicated from time to time in our filings with the Securities and Exchange Commission including those under “Risk Factors” therein. With respect to expectations regarding the share repurchase program, the amount and timing of share repurchases will depend upon, among other things, market conditions, share price, liquidity targets and regulatory requirements. We wish to caution readers that certain important factors may have affected and could in the future affect our results and could cause actual results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on behalf of us. We undertake no obligation to update forward-looking statements to reflect events or circumstances after the date hereof.

About UWM Holdings Corporation and United Wholesale Mortgage

Headquartered in Pontiac, Michigan, UWM Holding Corporation (UWMC) is the publicly traded indirect parent of United Wholesale Mortgage, LLC (“UWM”). UWM is the nation’s largest home mortgage lender, despite exclusively originating mortgage loans through the wholesale channel. UWM has been the largest wholesale mortgage lender for 8 consecutive years and is also the largest purchase lender in the nation. With a culture of continuous innovation of technology and enhanced client experience, UWM leads the market by building upon its proprietary and exclusively licensed technology platforms, superior service and focused partnership with the independent mortgage broker community. UWM originates primarily conforming and government loans across all 50 states and the District of Columbia. For more information, visit uwm.com or call 800-981-8898. NMLS #3038.

For inquiries regarding UWM, please contact:
INVESTOR CONTACT	MEDIA CONTACT
BLAKE KOLO	NICOLE ROBERTS
InvestorRelations@uwm.com	Media@uwm.com

UWM HOLDINGS CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands, except shares and per share amounts)

	September 30, 2022	December 31, 2021
Assets	(Unaudited)
Cash and cash equivalents	$799,534	$731,088
Mortgage loans at fair value	5,341,217	17,473,324
Derivative assets	385,348	67,356
Investment securities at fair value, pledged	115,079	152,263
Accounts receivable, net	556,153	415,691
Mortgage servicing rights	4,305,686	3,314,952
Premises and equipment, net	152,172	151,687
Operating lease right-of-use asset, net (includes $101,377 and $104,595 with related parties)	101,377	104,828
Finance lease right-of-use asset (includes $27,384 and $28,619 with related parties)	45,667	57,024
Other assets	87,850	60,145
Total assets	$11,890,083	$22,528,358
Liabilities and Equity
Warehouse lines of credit	$4,712,719	$15,954,938
Derivative liabilities	215,330	36,741
Borrowings against investment securities	114,875	118,786
Accounts payable, accrued expenses and other	1,157,054	1,087,411
Accrued distributions and dividends payable	159,465	9,171
Senior notes	1,983,099	1,980,112
Operating lease liability (includes $108,591 and $111,999 with related parties)	108,591	112,231
Finance lease liability (includes $28,248 and $29,087 with related parties)	46,917	57,967
Total liabilities	8,498,050	19,357,357
Equity:
Preferred stock, $0.0001 par value - 100,000,000 shares authorized, none issued and outstanding as of September 30, 2022	—	—
Class A common stock, $0.0001 par value - 4,000,000,000 shares authorized, 92,575,425 shares issued and outstanding as of September 30, 2022	9	9
Class B common stock, $0.0001 par value - 1,700,000,000 shares authorized, none issued and outstanding as of September 30, 2022	—	—
Class C common stock, $0.0001 par value - 1,700,000,000 shares authorized, none issued and outstanding as of September 30, 2022	—	—
Class D common stock, $0.0001 par value - 1,700,000,000 shares authorized, 1,502,069,787 shares issued and outstanding as of September 30, 2022	150	150
Additional paid-in capital	784	437
Retained earnings	141,194	141,805
Non-controlling interest	3,249,896	3,028,600
Total equity	3,392,033	3,171,001
Total liabilities and equity	$11,890,083	$22,528,358

UWM HOLDINGS CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except shares and per share amounts)
(Unaudited)

	For the three months ended			For the nine months ended
	September 30, 2022	June 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
Revenue
Loan production income	$172,402	$296,535	$589,461	$852,808	$2,143,400
Loan servicing income	196,781	179,501	174,695	574,847	443,762
Change in fair value of mortgage servicing rights	236,780	26,169	(170,462)	434,912	(448,825)
Gain (loss) on sale of mortgage servicing rights	—	—	(5,443)	—	(670)
Interest income	78,210	62,020	102,063	207,625	227,169
Total revenue, net	684,173	564,225	690,314	2,070,192	2,364,836
Expenses
Salaries, commissions and benefits	135,028	138,983	164,971	434,620	550,983
Direct loan production costs	20,498	25,757	18,980	72,973	47,660
Marketing, travel, and entertainment	17,730	20,625	14,138	51,192	37,138
Depreciation and amortization	11,426	11,181	9,034	33,522	24,676
General and administrative	51,649	39,909	39,148	129,881	96,867
Servicing costs	37,596	44,435	29,192	129,215	72,767
Interest expense	73,136	57,559	90,221	191,069	215,884
Other expense/(income)	6,729	9,562	(8,710)	23,793	(27,544)
Total expenses	353,792	348,011	356,974	1,066,265	1,018,431
Earnings before income taxes	330,381	216,214	333,340	1,003,927	1,346,405
Provision for income taxes	4,771	769	3,483	9,585	17,831
Net income	325,610	215,445	329,857	994,342	1,328,574
Net income attributable to non-controlling interest	313,914	207,079	304,611	952,350	1,247,079
Net income attributable to UWMC	$11,696	$8,366	$25,246	$41,992	$81,495

Earnings per share of Class A common stock:
Basic	$0.13	$0.09	$0.25	$0.45	$0.80
Diluted	$0.13	$0.09	$0.16	$0.45	$0.55
Weighted average shares outstanding:
Basic	92,571,886	92,533,620	101,106,023	92,441,342	102,247,594
Diluted	92,571,886	92,533,620	1,603,710,511	92,441,342	1,604,567,758

Addendum to Exhibit 99.1

This addendum includes the Company's Consolidated Balance Sheets as of September 30, 2022, and the preceding four quarters and Statements of Operations for the quarter ended September 30, 2022, and the preceding four quarters for purposes of providing historical quarterly trending information to investors.

CONSOLIDATED BALANCE SHEETS
(in thousands, except shares and per share amounts)

	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
Assets	(Unaudited)	(Unaudited)	(Unaudited)		(Unaudited)
Cash and cash equivalents	$799,534	$958,656	$901,174	$731,088	$950,910
Mortgage loans at fair value	5,341,217	5,332,383	5,208,167	17,473,324	11,736,642
Derivative assets	385,348	125,079	241,932	67,356	143,807
Investment securities at fair value, pledged	115,079	125,193	138,417	152,263	41,809
Accounts receivable, net	556,153	350,090	617,608	415,691	340,028
Mortgage servicing rights	4,305,686	3,736,359	3,514,102	3,314,952	2,900,310
Premises and equipment, net	152,172	153,971	151,206	151,687	145,774
Operating lease right-of-use asset, net	101,377	102,533	103,670	104,828	105,902
Finance lease right-of-use asset	45,667	50,179	53,857	57,024	60,113
Other assets	87,850	82,467	60,820	60,145	55,655
Total assets	$11,890,083	$11,016,910	$10,990,953	$22,528,358	$16,480,950
Liabilities and Equity
Warehouse lines of credit	$4,712,719	$4,497,353	$4,076,829	$15,954,938	$10,487,950
Derivative liabilities	215,330	93,958	115,430	36,741	61,434
Borrowings against investment securities	114,875	118,786	118,786	118,786	32,560
Accounts payable, accrued expenses and other	1,157,054	780,166	1,207,145	1,087,411	1,231,826
Accrued distributions and dividends payable	159,465	159,461	159,460	9,171	10,087
Senior notes	1,983,099	1,982,103	1,981,106	1,980,112	1,484,370
Operating lease liability	108,591	109,811	111,010	112,231	117,824
Finance lease liability	46,917	51,370	54,945	57,967	60,871
Total liabilities	8,498,050	7,793,008	7,824,711	19,357,357	13,486,922
Equity:
Preferred stock, $0.0001 par value - 100,000,000 shares authorized, none issued and outstanding as of September 30, 2022	—	—	—	—	—
Class A common stock, $0.0001 par value - 4,000,000,000 shares authorized, 92,575,425 shares issued and outstanding as of September 30, 2022	9	9	9	9	10
Class B common stock, $0.0001 par value - 1,700,000,000 shares authorized, none issued and outstanding as of September 30, 2022	—	—	—	—	—
Class C common stock, $0.0001 par value - 1,700,000,000 shares authorized, none issued and outstanding as of September 30, 2022	—	—	—	—	—
Class D common stock, $0.0001 par value - 1,700,000,000 shares authorized, 1,502,069,787 shares issued and outstanding as of September 30, 2022	150	150	150	150	150
Additional paid-in capital	784	669	542	437	313
Retained earnings	141,194	137,955	138,834	141,805	129,815
Non-controlling interest	3,249,896	3,085,119	3,026,707	3,028,600	2,863,740
Total equity	3,392,033	3,223,902	3,166,242	3,171,001	2,994,028
Total liabilities and equity	$11,890,083	$11,016,910	$10,990,953	$22,528,358	$16,480,950

CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except shares and per share amounts)
(Unaudited)

	For the three months ended
	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
Revenue
Loan production income	$172,402	$296,535	$383,871	$442,407	$589,461
Loan servicing income	196,781	179,501	198,565	194,976	174,695
Change in fair value of mortgage servicing rights	236,780	26,169	171,963	(138,988)	(170,462)
Gain (loss) on sale of mortgage servicing rights	—	—	—	2,461	(5,443)
Interest income	78,210	62,020	67,395	104,601	102,063
Total revenue, net	684,173	564,225	821,794	605,457	690,314
Expenses
Salaries, commissions and benefits	135,028	138,983	160,609	146,697	164,971
Direct loan production costs	20,498	25,757	26,718	25,292	18,980
Marketing, travel, and entertainment	17,730	20,625	12,837	25,334	14,138
Depreciation and amortization	11,426	11,181	10,915	10,422	9,034
General and administrative	51,649	39,909	38,323	36,467	39,148
Servicing costs	37,596	44,435	47,184	36,200	29,192
Interest expense	73,136	57,559	60,374	88,772	90,221
Other expense/(income)	6,729	9,562	7,502	4,437	(8,710)
Total expenses	353,792	348,011	364,462	373,621	356,974
Earnings before income taxes	330,381	216,214	457,332	231,836	333,340
Provision for income taxes	4,771	769	4,045	(7,990)	3,483
Net income	325,610	215,445	453,287	239,826	329,857
Net income attributable to non-controlling interest	313,914	207,079	431,357	222,876	304,611
Net income attributable to UWMC	$11,696	$8,366	$21,930	$16,950	$25,246

Earnings per share of Class A common stock:
Basic	$0.13	$0.09	$0.24	$0.17	$0.25
Diluted	$0.13	$0.09	$0.22	$0.11	$0.16
Weighted average shares outstanding:
Basic	92,571,886	92,533,620	92,214,594	97,138,073	101,106,023
Diluted	92,571,886	92,533,620	1,594,284,381	1,599,785,759	1,603,710,511